                                                                  EX99.(g)(xiv)

                                   SCHEDULE 2

                       WORLDWIDE NETWORK OF SUBCUSTODIANS

COUNTRY                  SUBCUSTODIAN
-------                  ------------
Argentina                Citibank, N.A.
Australia                National Australia Bank Limited
Austria                  Bank Austria Creditanstalt AG
Bahrain                  HSBC Bank Middle East Limited
Bangladesh               The Hongkong and Shanghai Banking Corporation, Limited
Belgium                  ING Belgium SA/NV
Benin                    Societe Generale de Banques en Cote d'lvoire
Bermuda                  Butterfield Trust Bermuda Limited
Botswana                 Barclays Bank of Botswana Ltd.
Brazil                   Citibank, N.A.
Bulgaria                 ING Bank N.V.
Burkina Faso             Societe Generale de Banques en Cote d'lvoire
Canada                   Royal Bank of Canada
Cayman Islands           The Bank of New York
Channel Islands          The Bank of New York
Chile                    Citibank, N.A.
China                    The Hongkong and Shanghai Banking Corporation, Ltd.
Shanghai and Shenzhen
Colombia                 Cititrust Colombia S.A.
Costa Rica               Banco BCT
Croatia                  Privredna banka Zabreb d.d.
Cyprus                   Bank of Cyprus Public Company Ltd.
Czech Republic           ING N.V. Prague
Denmark                  Danske Bank
Ecuador                  Banco de la Produccion SA
Egypt                    Citibank, N.A.
Estonia                  Hansabank, Ltd.
Euromarket               Clearstream Banking Luxembourg
Euromarket               Euroclear Bank
Finland                  SEB Helsinki
France                   BNP Paribas Securities
                         Services/Credit
                         Agricole Investor
                         Services Bank
Germany                  BHF-BANK AG
Ghana                    Barclays Bank of Ghana Ltd.
Greece                   BNP Paribas Securities Services
Guinea Bissau            Societe Generale de Banques en Cote d'lvoire
Hong Kong                The Hongkong and Shanghai Banking Corporation, Limited
Hungary                  HVB Bank Hungary Rt.
Iceland                  Landsbanki Islands
India                    The Hongkong and Shanghai Banking Corporation, Limited
Indonesia                The Hongkong and Shanghai Banking Corporation, Limited

COUNTRY                  SUBCUSTODIAN
-------                  ------------
Ireland                  The Bank of New York
Israel                   Bank Leumi Le-Israel B.M.
Italy                    Banca Intesa
Ivory Coast              Societe Generale de Banques en Cote d'lvoire - Abidjian
Jamaica                  FirstCaribbean International Securities Limited
Japan                    The Bank of Tokyo-Mitsubishi Limited/
                         Mizuho Corporate Bank, Limited
Jordan                   HSBC Bank Middle East Limited
Kazakhstan               The Hongkong and Shanghai Banking Corporation Limited
Kenya                    Barclays Bank of Kenya Limited
Latvia                   Hansabanka Limited
Lebanon                  HSBC Bank Middle East Limited
Lithuania                SEBVilniaus Bankas
Luxembourg               Banque et Caisse d'Epargne de l'Etat
Malaysia                 HSBC Bank Malaysia Berhad
Mali                     Societe Generale de Banques en Cote d'lvoire
Malta                    HSBC Bank Malta p.l.c.
Mauritius                The Hongkong and Shanghai Banking Corporation Limited
Mexico                   Banco Nacional de Mexico
Morocco                  Attijariwafa Bank
Namibia                  Standard Bank Namibia Ltd.
Netherlands              ING Bank
New Zealand              National Australia Bank
Niger                    Societe Generale de Banques en Cote d'lvoire
Nigeria                  Stanbic Bank Nigeria Limited
Norway                   DnB NOR Bank ASA
Oman                     HSBC Bank Middle East Limited
Pakistan                 Standard Chartered Bank
Palestinian Autonomous
Area                     HSBC Bank Middle East, Ramallah
Peru                     Citibank del Peru
Philippines              The Hongkong and Shanghai Banking Corporation, Limited
Poland                   ING Bank Slaski
Portugal                 Banco Comercial Portugues, S.A.
Qatar                    HSBC Bank Middle East Limited, Doha
Romania                  ING Bank Bucharest
Russia                   ING Bank (Eurasia)
                         Vneshtorgbanke (MinFin Bonds only)
Senegal                  Societe Generale de Banques en Cote d'lvoire
Singapore                United Overseas Bank Limited/
                         DBS Bank Ltd.
Slovak Republic          Ceskoslovenska Obchodni Banka, a.s. Bratislava
Slovenia                 Bank Austria Creditanstalt d.d. Ljubljana
South Africa             Standard Corporate and Merchant Bank
South Korea              The Hongkong and Shanghai Banking
                         Corporation, Limited

COUNTRY                  SUBCUSTODIAN
-------                  ------------
Spain                    Banco Bilbao Vizcaya Argentaria SA /
                         Santander Investment Services, S.A.
Sri Lanka                The Hongkong and Shanghai Banking Corporation, Limited
                         Swaziland Standard Bank Swaziland Limited
                         Sweden Skandinaviska Enskilda Banken
                         Switzerland Credit Suisse, Zurich
                         Taiwan The Hongkong and Shanghai Banking Corporation,
                         Limited
Thailand                 The Hongkong and Shanghai Banking
                         Corporation, Limited/
                         Bangkok Bank Public Company Ltd.
Togo                     Societe Generale de Banques en Cote d'lvoire
Trinidad & Tobago        Republic Bank Limited
Tunisia                  Banque Internationale Arabe de
Tunisie
Turkey                   Turkye Garanti Bankasi A.S. (Garanti Bank)
Ukraine                  ING Bank Ukraine
United Arab Emirates     HSBC Bank Middle East Limited, Dubai
United Kingdom           The Bank of New York/The Depository & Clearing Centre
United States            The Bank of New York
Uruguay                  BankBoston, N.A.
Venezuela                Citibank, N.A.
Vietnam                  The Hongkong and Shanghai Banking Corporation, Limited
Zambia                   Barclays Bank of Zambia Limited
Zimbabwe                 Barclays Bank of Zimbabwe Limited

                                                                    REV. 9/26/05